UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

EARGO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39616	27-3879804
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2665 North First Street, Suite 300 San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 351-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.0001 par value per share	EAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Note Purchase Agreement

On June 24, 2022, Eargo, Inc. (the “Company”) and its subsidiaries entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with noteholders affiliated with Patient Square Capital (the “Noteholders”) and Drivetrain Agency Services, LLC, as administrative agent and collateral agent (the “Administrative Agent”). Pursuant to the Note Purchase Agreement, the Company has agreed to issue and sell up to $125 million in senior secured convertible notes (the “Notes”) of the Company (the “Financing”). The Notes will be convertible into shares (“Conversion Shares”) of common stock, $0.0001 par value per share, of the Company (“Common Stock”), as further described below.

Pursuant to the Note Purchase Agreement, the Noteholders have agreed to purchase $100 million in Notes (the “First Tranche”) on or before July 11, 2022 (the “First Tranche Closing”). The Noteholders have agreed to purchase up to an additional $25 million of Notes (the “Second Tranche”) if the Company has not completed the Rights Offering (as defined below) within 150 days after the First Tranche Closing or, alternatively, if the Company completes such Rights Offering within such 150-day period but the Company’s existing stockholders subscribe to purchase less than 75 million shares of newly issued Common Stock in such Rights Offering.

The closings of the First Tranche and the Second Tranche are conditioned upon certain closing conditions. The Note Purchase Agreement also contains certain representations, warranties and covenants of the Company, including with regard to the incurrence of indebtedness and liens, making of investments, dispositions of property and transactions with affiliates.

Use of Proceeds

The Company is permitted to use the proceeds from the sale of the Notes as working capital, to fund its general business requirements and to pay off existing indebtedness.

Interest, Redemption, Maturity and Events of Default

The Notes will be senior, secured obligations of the Company, bearing interest at a rate of 12.00% per annum, payable quarterly in arrears on the first calendar day of each calendar quarter commencing on July 1, 2022. Immediately upon the occurrence and during the continuance of an event of default, the interest rate will be increased by an additional 12.00%. Other than on the Maturity Date (as defined below) or any optional redemption date, accrued interest shall be paid in-kind.

The Company may, at its option, repay all (but not a portion) of the Notes outstanding upon three business days’ prior written notice at a price equal to the Repayment Value of the Notes outstanding. The Repayment Value of any Note on any applicable date means an amount payable such that the annualized return on the initial principal amount of the Notes is no less than 12.00%, or, if greater, an amount equal to 150% of the initial principal amount of such Note.

The Notes will mature and be due in cash at the Repayment Value on the one-year anniversary of the First Tranche Closing Date, subject to earlier conversion, redemption or repurchase in accordance with their terms (the “Maturity Date”).

The Note Purchase Agreement contains certain “events of default” as further described in the Note Purchase Agreement, which, if triggered, would result in an increase in the amount of interest due on the Notes and may result in the acceleration of the maturity of the Notes (including the Repayment Value), among other things.

Rights Offering

In connection with the Financing, the Company has agreed to consummate a rights offering (the “Rights Offering”) for an aggregate of 375 million shares of Common Stock to the Company’s stockholders as of a record date to be determined at an offering price of $0.50 per share of Common Stock. The Rights Offering is expected to be conducted as soon as practicable following the First Tranche Closing and in any event within 180 days thereafter.

Conversion

If a Rights Offering is consummated within 150 days following the First Tranche Closing, then the Notes will automatically convert into (i) a number of shares of Common Stock equal to 375 million less the number of shares actually subscribed for and purchased with the Rights Offering, and (ii) cash in an amount equal to (x) the Repayment Value of Notes outstanding less (y) the Rights Offering Shortfall Amount (as defined in the Note Purchase Agreement).

If a Rights Offering is consummated after the 150th day following the First Tranche Closing but on or prior to the 180th day following the First Tranche Closing, then, subject to certain conditions, the Second Tranche Notes will be issued and (a) the total gross proceeds of the Rights Offering will be immediately used to repay in cash a portion of the Notes at the Repayment Value, with the principal amount of the Notes redeemed being equal to the total gross proceeds of the Rights Offering divided by 1.50, and (b) the remaining amount of the Notes that are not redeemed will immediately convert into a number of shares equal to 375 million less the number of shares actually subscribed for and purchased in the Rights Offering. The Second Tranche Notes may not be issued if the Rights Offering is not consummated by the 180th day following the First Tranche Closing.

Restrictions on Certain Activities

The Note Purchase Agreement contains various covenants that limit the Company’s ability to engage in specified types of transactions without the Noteholders’ prior consent. These covenants limit the Company’s ability to, among other things:

•	encumber or license the Company’s intellectual property subject to certain exceptions;

•	sell, transfer, lease or dispose of the Company’s assets subject to certain exclusions;

•	create, incur or assume additional indebtedness;

•	encumber or permit liens on any of the Company’s assets other than certain permitted liens;

•	make restricted payments, including paying dividends on, repurchasing or making distributions with respect to any of the Company’s capital stock;

•	make specified investments (including loans and advances);

•	consolidate, merge with, or acquire any other entity, or sell or otherwise dispose of all or substantially all of the Company’s assets; and

•	enter into certain transactions with the Company’s affiliates.

Nothing in the Note Purchase Agreement prohibits the Company from refinancing the Notes (at their Repayment Value) with a new equity or debt financing, or from selling the Company (and repaying the Notes at the Repayment Value in connection with such sale). The Company expects that in the event it enters into a sale transaction, then it would not proceed with the Rights Offering.

Collateral

Pursuant to the Note Purchase Agreement, the Company and each of its subsidiaries has granted a first-priority security interest on substantially all of its assets, including intellectual property. Any subsidiary of the Company formed or acquired is also required to become party to the Note Purchase Agreement, subject to the same requirements. Upon the occurrence of an event of default, the Administrative Agent, on behalf of the Noteholders, is entitled to, among other things, foreclose on the collateral.

Stockholder Approval

In connection with the Financing, the Company has agreed to hold a meeting of its stockholders within 120 days of the First Tranche Closing (the “Stockholders Meeting”) to obtain stockholder approval to (i) increase the number of authorized shares of Common Stock under the Company’s certificate of incorporation to an amount necessary to consummate the Rights Offering and (ii) issue the full potential amount of the Conversion Shares pursuant to the rules of The Nasdaq Stock Market LLC.

The foregoing description of the Notes and the Note Purchase Agreement is qualified in its entirety by the full text of the Note Purchase Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Investors’ Rights Agreement

On June 24, 2022, the Company and the Noteholders entered into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) pursuant to which, among other things, the Company granted the Noteholders certain governance, information and other rights.

Restrictions on Transfer

Prior to the Maturity Date (unless an event of default has occurred and is continuing), the Investor Parties (as defined below) may not transfer any of the Notes to any person without the consent of the Company, except each Noteholder may transfer the Notes (i) to its direct or indirect limited partners or other investors, in each case, to which Notes are transferred by way of distribution, or the Noteholders’ affiliated funds or controlled affiliates (such controlled affiliates, limited partners and other investors that hold the Notes or Conversion Shares, collectively, the “Permitted Transferees”), (ii) in connection with customary pledges in connection with financing arrangements by the Noteholders or to the extent that all of the net proceeds of such sale are solely used to satisfy a margin call (i.e. posted as collateral) or re-pay bona fide loan or lending transaction entered into by the Noteholders (a “Financing Arrangement”) to the extent necessary to satisfy a bona fide margin call on such Financing Arrangement or to avoid a bona fide margin call on such Financing Arrangement that is reasonably likely to occur; provided, that, in each such Financing Arrangement, the lender has executed an issuer agreement, or (iii) following the date the Company commences a voluntary case under Title 11 of the United States Bankruptcy Code or any other similar insolvency laws. The Noteholders and any transferee, whether during or after such three-year period, pursuant to clause (i) is an “Investor Party” and any transferee pursuant to clauses (ii) and (iii) above is an “Other Holder”.

In connection with any transfer of the Notes that is effected pursuant to a transaction in which the Investor Parties (or any of their representatives) negotiate the terms of such transfer directly with the third party purchaser (other than any underwriter, dealer (including a dealer acting as a block positioner), market maker, placement agent or initial purchaser thereof), at no time may the Investor Parties and Other Holders, as applicable, knowingly (after reasonable inquiry) transfer any Notes to any Company Competitor, or any Activist Investor (each as defined in the Investors’ Rights Agreement) or person who the Investor Party or Other Holder, as applicable, reasonably should know has been an Activist Investor in the last three years. In no event shall the foregoing limitations apply to, or limit in any way, sales by the Investor Parties in transactions effected on any stock exchange.

Noteholder Observer and Director Nominees

Prior to consummation of a Rights Offering, for as long as the Investor Parties hold any Notes, the Investor Parties shall have the right to appoint one observer (the “Observer”) to the Company’s board of directors (the “Board”).

From and after the Rights Offering, the Investor Parties shall have the right to nominate the number of directors (the “Investor Directors”) to the Board that is proportionate to Investor Parties’ ownership of the Company, if any, following the Rights Offering, which will be rounded up to the nearest whole number (and shall in no event be less than one).

The Company expects to enter into an indemnification agreement with each Investor Director (the “Indemnification Agreement”) and entered into a Board observer agreement with the Investor Party on June 24, 2022 (the “Board Observer Agreement”).

The Indemnification Agreement generally requires us, among other things, to indemnify each Investor Director against certain liabilities that may arise by reason of their status or service as a director. The Indemnification Agreement also generally requires us to advance any expenses incurred by each Investor Director as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the Indemnification Agreements may be sufficiently broad to permit indemnification of each Investor Director for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

The Board Observer Agreement generally provides for, among other things, the Observer’s rights to be invited to attend, in a non-voting observer capacity, all meetings of the Board and Board committees. The Board Observer Agreement also generally requires the Company to indemnify the Observer to the same extent provided in the Indemnification Agreement. The Observer’s rights under the Board Observer Agreement shall terminate at the time the Investor no longer has the right to appoint an Observer pursuant to the Investors’ Rights Agreement and the other provisions therein.

The foregoing descriptions of the Indemnification Agreement and the Board Observer Agreement are qualified in their entirety by the full text of such agreements. The form of the Indemnification Agreement is attached as Exhibit 10.2 hereto and the Board Observer Agreement is attached as Exhibit 10.3 hereto, and are incorporated herein by reference.

Standstill

So long as either (i) the Investor Parties or Other Holders have record and beneficial ownership representing more than five percent of the outstanding Common Stock of the Company or (ii) the Investor Parties have the right to nominate a director to the Board (or any person so nominated continues to serve on the Board), the Investor Parties and Other Holders must comply with customary standstill provisions. The standstill provisions will terminate if, following any conversion in connection with the Rights Offering described below, the Investor acquires control of a majority of the voting power of the Company.

Voting Agreement

For so long as the Investor Parties have the right to designate an Observer or designate or nominate a director to the Board (or any person so designated or nominated continues to serve on the Board), the Investor Parties or Other Holders, as applicable, have agreed at each meeting of the stockholders to vote all shares of Common Stock owned (a) in favor of each director nominated or recommended by the Board and against the removal of any director who has been elected following nomination or recommendation by the Board, (b) against any stockholder nomination for a director that is not approved and recommended by the Board, (c) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board or the Board’s Compensation Committee, and (d) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm. The foregoing voting agreement will terminate if, following any conversion in connection with the Rights Offering described below, the Investor acquires control of a majority of the voting power of the Company.

Financial Statements and Other Information Rights

For so long as the Notes are outstanding or the Investor holds at least 5% of the outstanding common stock of the Company, the Company has agreed to provide the Investor Parties with certain information and financial statements, including monthly management reports and annual operating budgets and financial projections, as further described in the Investors’ Rights Agreement.

The foregoing description of the Investors’ Rights Agreement is qualified in its entirety by the full text of the Investors’ Rights Agreement, which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Registration Rights Agreement

At the First Tranche Closing, the Company and the Noteholders will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company will grant the Noteholders certain customary demand and piggyback registration rights. Under the Registration Rights Agreement, the Company will be required to use its reasonable best efforts to file and maintain the effectiveness of a registration statement providing for the resale of the Conversion Shares.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by the full text of the Registration Rights Agreement, which is attached as Exhibit 10.5 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

The information in Item 1.01 of this Report is incorporated by reference herein.

On June 24, 2022, the Company and its subsidiaries entered into the Note Purchase Agreement with the Noteholders and the Administrative Agent. Pursuant to the Note Purchase Agreement, the Company has agreed to issue and sell up to $125 million in Notes. The Notes will be convertible into shares of Common Stock, as further described above.

Pursuant to the Note Purchase Agreement, the Noteholders have agreed to purchase $100 million in Notes on or before July 11, 2022. The Noteholders have agreed to purchase up to an additional $25 million of Notes if the Company has not completed the Rights Offering within 150 days after the First Tranche Closing or, alternatively, if the Company completes such Rights Offering within such 150-day period but the Company’s existing stockholders subscribe to purchase less than 75 million shares of newly issued Common Stock in such Rights Offering.

The offer and sale of the shares of Notes pursuant to the Note Purchase Agreement are being made in reliance on an exemption from registration under the Securities Act pursuant to Section 4(a)(2) thereof. The Conversion Shares will be issued, if at all, in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act.

Item 7.01.	Regulation FD Disclosure.

A copy of the press release announcing the Financing and related matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1†*	Note Purchase Agreement, dated June 24, 2022, by and among Eargo, Inc., Eargo Hearing, Inc., Eargo Screening, LLC, noteholders affiliated with Patient Square Capital and Drivetrain Agency Services, LLC, as administrative agent and collateral agent.

10.2*	Form of Indemnification Agreement.

10.3*	Board Observer Agreement, dated June 24, 2022, by and between Eargo, Inc. and PSC Echo LP.

10.4†*	Investors’ Rights Agreement, dated June 24, 2022, by and between Eargo, Inc. and those certain investors set forth therein.

10.5*	Registration Rights Agreement, dated June 24, 2022, by and between Eargo, Inc. and those certain investors set forth therein.

99.1	Press Release, dated June 27, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*

Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2022	EARGO, INC.

	By:	/s/ Adam Laponis
Adam Laponis
Chief Financial Officer